UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 11, 2009
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia
(State or other jurisdiction of incorporation)
001-11312
(Commission File Number)
58-0869052
(IRS Employer Identification Number)
191 Peachtree Street NE, Suite 3600, Atlanta, Georgia 30303-1740
(Address of principal executive offices)
Registrant’s telephone number, including area code: (404) 407-1000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.
Cousins Properties Incorporated (the “Company”) owns a 50% membership interest in Terminus 200, LLC, a joint venture that owns a 565,000 square-foot office tower located in the Buckhead submarket of Atlanta, Georgia. The venture commenced construction on the property at the end of 2007 and substantially completed construction in August 2009. During the second quarter of 2009, the venture executed a 50,000 square foot lease for the property. While the venture is in ongoing negotiations with several potential tenants, no additional leases have been executed for the property. The Company believes there is a substantial oversupply of office space in Buckhead and that conditions in the Buckhead submarket will continue to suffer for the foreseeable future. Because the Company determined that market conditions had further deteriorated, the Company revised its current expectation of the amount and timing of cash flows from this project.
In December 2007, the venture entered into a $138 million construction loan for the Terminus 200 property that matures in 2011. As of August 31, 2009, the balance drawn under this construction loan was $68.5 million. The repayment of the loan is partially guaranteed by the Company’s venture partner and the Company, with each partner’s maximum guarantee equaling $17.25 million. The loan contains customary requirements related to the progress of construction and leasing that, if not met, could result in a re-margining or accelerated maturity of the loan. Although the venture continues to focus on lease-up of the property, the Company believes the current market conditions will adversely impact the venture’s ability to satisfy the leasing progress requirements of the loan, which could result in accelerated maturity of the loan in March 2010. Anticipating this outcome, the venture has approached the lender group regarding possible restructuring of the loan and is awaiting a response.
Based on the Company’s current assessment of the Buckhead submarket, the Company’s difficulties in leasing activities at this property, and the uncertainty surrounding the construction loan, the Company has concluded that its investment in Terminus 200 is other than temporarily impaired. Accordingly, on September 11, 2009 the Company deemed it appropriate to recognize an impairment charge of approximately $39.0 million in the third quarter of 2009 related to the Company’s investment, which is expected to reduce the Company’s net income and funds from operations by approximately $0.74 per share (after giving effect to the stock dividend on September 16, 2009). The impairment charge includes the Company’s full investment in the venture (which was approximately $21 million as of June 30, 2009), loan repayment guarantee and obligations under the existing lease.
On September 14, 2009 the Company issued a press release regarding this impairment, which is attached to this Current Report on Form 8-K as Exhibit 99.1.
The Company also expects to recognize an impairment charge in the third quarter 2009 related to the Company airplane, which is being marketed for sale. Based on current market information and initial indications of interest, the Company expects to receive proceeds from any sale that are less than the carrying value of the airplane. As a result the Company expects to recognize an impairment charge estimated to be $2.5 million to $3.5 million in the third quarter of 2009 relating to the airplane, which is expected to reduce net income and funds from operations by an estimated $0.05 to $0.07 per share (after giving effect to the stock dividend on September 16, 2009). The Company’s analysis regarding this impairment is not complete and may change from the estimated range based on the Company’s assumptions and judgments made at the time the impairment charge is recognized.
Item 8.01. Other Events.
Based on current information, the Company expects approximately $300,000 of gains from outparcel and tract sales in the third quarter of 2009, which is less than the Company’s previous expectations for such sales. As a result of the impairments discussed above and the anticipated gains from outparcel and tract sales, the Company expects that its financial results for the 2009 third quarter will be below analysts’ estimates.
The Company anticipates declaring a fourth quarter distribution of $0.15 per share payable in cash or shares of the Company’s common stock at the election of the Company’s shareholders, except that the aggregate amount of cash payable to shareholders (other than cash payable in lieu of fractional shares) is expected to be limited to 33.34% of the total value of the distribution. The actual distribution will be subject to board approval and may vary from the anticipated amount due to current and projected future taxable income and cash flows, requirements to maintain the Company’s qualification for taxation as a REIT and considerations relating to the Company’s balance sheet and financial flexibility.
Disclosure Regarding Forward-Looking Statements
Certain matters discussed in this Current Report on Form 8-K are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risk. These include, but are not limited to, failure to achieve analysts’ estimates, analysis and determinations regarding impairment charges, general and local economic conditions (including the current general recession and state of the credit markets), local real estate conditions (including the overall condition of the residential markets), the activity of others developing competitive projects, the risks associated with development projects (such as delay, cost overruns and leasing/sales risk of new properties), the cyclical nature of the real estate industry, the financial condition of existing tenants, interest rates, the Company’s ability to obtain favorable financing or zoning, environmental matters, the effects of terrorism, the ability of the Company to close properties under contract and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including those described in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. The words “believes,” “expects,” “anticipates,” “estimates” and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that these plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits:

99.1	Press Release dated September 14, 2009

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 14, 2009

COUSINS PROPERTIES INCORPORATED
By:	/s/ James A. Fleming
James A. Fleming
Executive Vice President and Chief Financial Officer